                                                                       EX-99.h.2

Execution Copy                                                    Delaware Funds

                  FUND ACCOUNTING AND FINANCIAL ADMINISTRATION
                               SERVICES AGREEMENT

     THIS AGREEMENT is made as of the 1st day of October,  2007 (the  "Effective
Date") by and between  MELLON BANK,  N.A.  (referred to herein as  "Mellon"),  a national banking association having its principal place of business at 500 Grant
Street,  Pittsburgh,  PA 15258, and each investment company listed on Schedule A
(referred  to  herein,  individually,  as a  "Fund"  and,  collectively,  as the
"Funds"),  having  its  principal  place  of  business  at 2005  Market  Street,
Philadelphia, PA 19103.

     WHEREAS,   each  Fund  is  registered  with  the  Securities  and  Exchange
Commission  ("SEC") as an investment company under the Investment Company Act of
1940 (the "1940 Act"),  and is classified as an open-end  management  investment company, unless otherwise noted;

     WHEREAS,   Mellon  is  engaged  in  the  fund   accounting   and  financial
administration services business; and

     WHEREAS,  each  Fund  desires  that  Mellon  perform  the fund  accounting, financial  administration  and related services  described in this Agreement for the Fund,  and  Mellon is  willing to  perform  such  services  on the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in  exchange  for good and  valuable  consideration,  the receipt and sufficiency of which are  acknowledged,  and intending to be legally bound, each Fund and Mellon agree as follows:

     1. Services

     A. Mellon shall perform for each Fund and its series  (including  all share classes) listed in Schedule A to this Agreement, the fund accounting,  financial administration  and related  services set forth in Schedule B to this  Agreement
("Services").  Mellon  and a Fund may  mutually  agree  to add or  delete a Fund series  and/or  class,  which must be  evidenced  by  amending  Schedule A. Each existing and future series of a Fund  (including all share  classes)  covered by this Agreement is individually  and  collectively  referred to as a "Portfolio."
Mellon may perform other services for each Fund only upon terms,  conditions and compensation  that Mellon and each Fund  mutually  agree to, as  evidenced by an amendment to this Agreement or Schedule B.

     B.  Mellon  may  enter  into  additional  agreements  with each Fund or its designated  service  provider  from time to time with  respect  to: (i)  certain
operational   functions  that  Mellon  will  perform  in  connection  with  this
Agreement;  and (ii)  performance  measures  pursuant  to which  Mellon  will be expected to provide the Services (the "Service  Level  Documents").  The Service
Level Documents will be designed to provide operational guidance and performance metrics  information  that may be used by each Fund and  Mellon to assist in the delivery of the Services and to measure  Mellon's  performance  in providing the
Services.  Each Fund and Mellon  agree that the  Service  Level  Documents  will reflect the division of  operational  functions  between or among each Fund, its agents and Mellon,  and specific  performance  measures for

Mellon,  rather  than  imposing  specific  contractual  obligations  under  this
Agreement.  Notwithstanding  the foregoing,  (i) Mellon's  material and systemic failure to perform  its  operational  functions  or to satisfy  the  performance measures  pursuant to the Service  Level  Documents may be considered a material breach of the "For Cause" provisions described in Section 3.B of this Agreement;
(ii) the Service Level Documents may provide remedies for the failure to satisfy the operational functions or performance measures  contemplated  thereunder that are  separate  and apart from any right  that each Fund or Mellon  may  exercise under this Agreement;  and (iii) Mellon's  performance or non-performance of the
Services,  separate and apart from the  operational  functions  and  performance measures reflected in any Service Level Document,  may give rise to any remedies that each Fund may assert against Mellon under the terms of this Agreement.

     C. Mellon's present intention is to utilize the Eagle STAR/PACE platform as its fund accounting platform,  with the understanding of the parties that Mellon reserves the right to utilize other accounting  platform(s) that allow(s) Mellon to perform the  Services at a quality  and level  equivalent  to the quality and level set forth in the Service Level Documents.  Mellon shall be responsible for the costs and expenses  incurred by Mellon and the Funds for converting from the
Eagle STAR/PACE platform to other accounting platform(s) in accordance with this subparagraph C.

     2. Compensation and Expenses

     A. In return for performing the Services, the Funds shall compensate Mellon as set forth in this Section and in Schedule C to this Agreement.  Fees due will be accrued daily. If this Agreement is lawfully terminated before the end of any month,  fees  shall be  calculated  on a pro  rated  basis  through  the date of termination and shall be due upon the Agreement's termination date.

     B. Each  Fund will pay all of its own  expenses  that are  incurred  in the
Fund's operation and not specifically assumed by Mellon. Expenses to be borne by each Fund include,  but are not limited to: pricing,  security and other similar data information vendor services;  organizational expenses; costs of services of
the  Fund's   independent   registered  public  accounting  firm   ("Independent
Accountant")  and the  Fund's  outside  legal and tax  counsel  (including  such counsel's review of the Fund's registration statement, proxy materials,  federal and state tax qualification as a regulated  investment company and any review of reports and  materials  prepared by Mellon under this  Agreement);  costs of any services  contracted  for by the Fund  directly  from parties other than Mellon;
trade  association  dues;  costs  of  trading  operations  and  brokerage  fees, commissions  and  transfer  taxes in  connection  with the  purchase and sale of securities  for the  Fund;  investment  advisory  fees;  taxes;  Fund  insurance premiums and other Fund  insurance-related  fees and expenses  applicable to its operation; costs incidental to any meetings of shareholders,  including, but not limited to, legal and auditor fees,  proxy filing fees and the costs of printing and mailing of any proxy  materials;  costs  incidental to Fund board  meetings, including  fees  and  expenses  of  Fund  board  members,  but  excluding  costs specifically  assumed  by  Mellon;  the  salary  and  expenses  of any  officer, director/trustee  or  employee  of the Fund  who is not also a Mellon  employee;
registration  fees,  filing  fees,  and  costs  incidental  to the  preparation,
typesetting,   printing  and/or  distribution,  as  applicable,  of  the  Fund's registration  statements  on Forms  N-1A,  N-2,  N-3,  N-4,  N-6,  and N-14,  as
applicable, and any amendments

thereto,  shareholder  reports on Form N-CSR, Form N-SARs,  Form N-Q, Form N-PX, tax returns,  and all notices,  registrations  and  amendments  associated  with applicable  federal  and  state tax and  securities  laws;  and  other  expenses properly payable by the Fund.

     C. Each Fund  agrees  to  reimburse  Mellon  for its  actual  out-of-pocket expenses in providing the Services, including without limitation, the following:

          (i)  the  electronic  transmission  expenses  incurred  by  Mellon  in communicating  with such Fund, such Fund's investment  advisers (which term, for purposes of this Agreement, shall be interpreted to include any sub-advisers) or custodian,  dealers or others as required for Mellon to perform the Services, if an Authorized  Person requests such electronic  transmission and provides Mellon with prior written approval;

          (ii) the costs of creating microfilm,  microfiche or electronic copies of such Fund's records,  and the costs of storage of paper and electronic copies of such Fund's  records;  provided,  that  Mellon must obtain the prior  written approval of an Authorized Person if such costs for the Fund exceed $7,500 in any calendar year;

          (iii) the  charges  for  services  provided  by  vendors  set forth in
Schedule D;

          (iv)  any  additional  expenses  incurred  by  Mellon  at the  written direction of an Authorized Person;

          (v) any  additional  expenses  reasonably  incurred  by  Mellon in the performance of the Services,  provided  that,  (a) if any individual  expense is less than $1,000,  Mellon shall provide prior written notice to such Fund to the extent practicable,  and (b) if any individual expense is $1,000 or more, Mellon must obtain the prior written approval of an Authorized Person of the Fund; and

          (vi) in the event that Mellon is requested or  authorized by such Fund or is required by law, summons,  subpoena,  investigation,  examination or other legal or regulatory  process to produce  documents or personnel  with respect to the Services,  and so long as Mellon is not the subject of the  investigation or proceeding  in  question,  such  Fund  will  reimburse  Mellon  for  its  actual out-of-pocket  expenses  (including  reasonable  attorneys'  fees)  incurred  in responding  to these  requests.  In  addition,  when  non-routine,  extensive or extraordinary  productions or investigations occur, Mellon will notify such Fund
(as soon as reasonably  practicable) and such Fund will reimburse Mellon for its personnel's  professional  time (at  Mellon's  standard  billing  rates or other mutually agreed upon rates).

     D. Mellon shall be entitled to receive the following amounts:

          (i) Any  systems  development  and  project  fees for new or  enhanced products or services  requested by a Fund  (including  significant  enhancements required by regulatory  changes),  and all  systems-related  expenses associated with the provision of special reports and services,  in each case as agreed upon in advance by an Authorized Person; and

          (ii) Ad hoc reporting fees billed at an agreed upon rate.

     E. Mellon will bill each Fund on a monthly  basis for the fees and expenses owed to Mellon by such Fund under this Agreement.  The monthly bill shall be set forth on a detailed  invoice in a form  mutually  agreed  upon by Mellon and the
Funds.  Mellon  shall send such  invoice to each Fund no later than fifteen (15)
days after the last day of each month;  provided,  however,  that the failure by
Mellon to do so shall not be  considered a breach of this  Agreement.  Each Fund shall pay such  invoice  within  fifteen (15) days of receipt of such invoice by such Fund.  Any  undisputed  fees or expenses that are not paid by a Fund within the  required  time  frame  shall be subject to a late fee of 1.5% of the amount billed for each month that such fees or expenses remain unpaid, and the late fee shall be due and payable upon demand. No Fund shall dispute the minimum fees set forth in Schedule  C. If any fees over and above the  minimum  fees set forth in
Schedule C or any expenses  are  disputed by a Fund,  Mellon and such Fund shall work together in good faith to resolve the dispute promptly.

     F. Mellon  will assume  responsibility  for the costs of its  ordinary  and necessary office facilities (including telephone,  telephone  transmission,  and telecopy expenses),  equipment and personnel to perform the Services,  including the  compensation  of its  employees  who serve as Fund  trustees,  directors or officers.  In the event that Mellon is the subject of an examination,  subpoena, investigation,  proceeding  or  legal  or  regulatory  process  relating  to the
Services  it  provides  to a Fund  ("Mellon  Services  Inquiry"),  and if Mellon
requests  that the Fund  provide,  or if the Fund is required  by law,  summons, subpoena,  investigation,  examination or other legal or regulatory  process, to produce  documents or personnel  with respect to the Services,  then Mellon will reimburse the Fund for its actual out-of-pocket  expenses (including  reasonable attorneys' fees) incurred in responding to these requests.  Furthermore,  if the
Mellon Services Inquiry is non-routine,  extensive or extraordinary, then Mellon will reimburse the Fund for its personnel's professional time at mutually agreed upon rates.

3.         Length and Termination of Agreement

     A.  The  term of this  Agreement  shall  begin  on the  Effective  Date and continue for an initial  term of seven (7) years (the  "Initial  Term").  Unless otherwise  terminated  in  accordance  with its terms,  Mellon  shall either (i)
request that this Agreement be extended for an additional  five (5) year period, or (ii) indicate that this Agreement  will be terminated  upon the expiration of the  Initial  Term or a Renewal  Term (as the case may be),  in  either  case by sending a  written  notice of its  intent  to the Fund no later  than  three (3)
months prior to the fifth  anniversary of the Effective Date of the Initial Term or the third  anniversary  of the effective  date of a Renewal Term (as the case may be). If Mellon  requests  that this  Agreement be extended for an additional five (5) year  period  and the Fund does not reject  such  request in writing to
Mellon by the sixth anniversary of the Effective Date of the Initial Term or the fourth anniversary of the effective date of a Renewal Term (as the case may be), this  Agreement  shall be  extended  for an  additional  five (5) year period (a
"Renewal  Term").  If either (a) Mellon  indicates  that this  Agreement will be terminated  upon the  expiration  of the Initial  Term or a Renewal Term (as the case may be) by sending a written notice of its intent to the Fund no later than three (3) months prior to the fifth  anniversary  of the  Effective  Date of the
Initial Term or the third  anniversary  of the effective  date of a Renewal Term
(as the case may be), or (b) the Fund responds to Mellon's request to extend for an  additional  five (5) year  period by  rejecting  such  request in writing to
Mellon no later than the sixth  anniversary of the Effective Date of the Initial
Term or the fourth anniversary of the

effective  date of a Renewal  Term (as the case may be),  this  Agreement  shall terminate  upon the  expiration of the Initial Term or such Renewal Term (as the case may be).

     B. This Agreement may be terminated by the following  party or parties,  as the  case  may  be,  for  one or more of the  following  reasons,  provided  the terminating  party provides the applicable  written notice to the other party or parties, as the case may be, of the reason for such termination:

          (i) NonRenewal: Mellon or the Funds may decline to extend the terms of this Agreement beyond the Initial Term under subparagraph A of this Section;

          (ii)  Mutual  Agreement:  Mellon and the Funds may  mutually  agree in writing to terminate this Agreement at any time;

          (iii) "For  Cause":  (a)  Mellon may  terminate  this  Agreement  "For
Cause,"  as  defined  below,  by  providing  the Funds  with  written  notice of termination  "For  Cause" at least 60 days prior to the date of  termination  of this Agreement,  or (b) a Fund may terminate this Agreement with respect to such
Fund "For Cause," as defined below,  by providing  Mellon with written notice of termination  "For  Cause" at least 60 days prior to the date of  termination  of this Agreement with respect to such Fund;

          (iv) Failure to Pay: Mellon may terminate this Agreement if Mellon has notified  the Funds that they have failed to pay Mellon any  undisputed  amounts when due under this  Agreement  and the Funds have  failed to cure such  default within 30 days of receipt of such notice (or, if the Funds have disputed in good faith any fees over and above the  minimum  fees set forth in  Schedule C or any expenses, upon final resolution of such dispute); or

          (v)  Termination  of  Custody  Agreement:  Mellon may  terminate  this
Agreement with respect to a Fund if such Fund  terminates its custody  agreement with  Mellon  or any of its  affiliates  following  either  (a) a change in such
Fund's investment adviser (other than a change in such Fund's investment adviser to another  investment  adviser that is under common  ownership with such Fund's investment  adviser or its  successor)  or (b) a sale  (whether by a merger or a sale of the stock or assets) of such  Fund's  investment  adviser  (other than a sale of such Fund's  investment  adviser to another  entity that is under common ownership  with such Fund's  investment  adviser or its successor) or its parent company, by providing such Fund with written notice of such termination at least
60 days prior to the date of  termination of this Agreement with respect to such
Fund (which  termination  date will be extended by Mellon if, but only if and to the same  extent  that,  the date of  termination  of its custody  agreement  is extended by such Fund).  For purposes of this  subparagraph  (v) only,  the term
"investment adviser" does not include any subadviser.

     For purposes of subparagraph (iii) above, "For Cause" shall mean:

               (a) a material  breach of this  Agreement  by any other  party or parties,  as the  case  may be,  that  has not  been  remedied  for 30 days following  written  notice by the  terminating  party  that  identifies  in reasonable detail the alleged failure of the other party or parties, as the case may be, to perform,  provided that if such default is capable of being cured, then the other party or parties, as the case may be, are entitled to such longer

     period as may  reasonably  be  required  to cure such  default if the other party or  parties,  as the case may be,  have  commenced  such  cure and is diligently  pursuing same, but such cure must be completed  within 120 days in any event;

               (b) when any other party or parties,  as the case may be,  commit any act or omission that constitutes gross negligence,  willful misconduct, fraud or reckless disregard of its or their duties under this Agreement and that act or  omission  results  in  material  adverse  consequences  to the terminating party;

               (c) a final, unappealable judicial,  regulatory or administrative ruling or order in which any other  party or  parties,  as the case may be, have been found guilty of criminal or unethical  behavior in the conduct of its business that directly  relates to the subject  matter of the Services;
     or

               (d) when any other  party or parties,  as the case may be,  shall make a general  assignment for the benefit of its or their creditors or any proceeding shall be instituted by or against the other party or parties, as the case may be, to adjudicate  it or them as bankrupt or insolvent,  or to seek to liquidate,  wind up, or reorganize  the other party or parties,  as the case may be, or protect or relieve its or their debts under any law, or to seek the entry of an order for relief or the  appointment of a receiver, trustee  or  other  similar  official  for it or them or for a  substantial portion of its or their assets,  which proceeding shall remain unstayed for sixty (60) days or the other  party or  parties,  as the case may be,  have taken steps to authorize  any of the above  actions or has become unable to pay its or their debts as they mature.

     C. If this  Agreement is terminated by any party  (regardless of whether it is terminated  pursuant to paragraph B. above or for any reason other than those specified in paragraph B. above), the Funds shall pay to Mellon on or before the effective date of such  termination  any undisputed and unpaid fees owed to, and shall  reimburse  Mellon for any undisputed and unpaid  out-of-pocket  costs and expenses owed to, Mellon under this Agreement prior to its termination.

     D. If either (i) the Funds terminate this Agreement during the Initial Term for any reason other than those  specified in paragraph B. above, or (ii) Mellon terminates  this  Agreement  during the  Initial  Term "For Cause" or the Funds'
"failure  to  pay"  under  subparagraphs   B(iii)  or  B(iv)  of  this  Section,
respectively,  then the Funds shall make a one-time cash payment (a "Termination
Fee") to Mellon on the effective date of such  termination in an amount equal to
(w) $11,000,000 if the effective date of the termination of this Agreement is in the first two years of the Initial Term, (x) $8,200,000 if the effective date of the  termination of this Agreement is in the third year of the Initial Term, (y)
$5,500,000 if the effective date of the  termination of this Agreement is in the fourth year of the Initial Term, or (z)  $2,700,000 if the effective date of the termination of this Agreement is in the last three years of the Initial Term. In addition,  the Funds shall reimburse  Mellon promptly for any actual,  provable, extraordinary, non-customary and direct costs and expenses (other than any Costs and Expenses)  incurred by Mellon in connection with effecting such  termination and  converting the Funds to a successor  service  provider,  including  without limitation the delivery to such  successor  service  provider,  the Funds and/or other  Funds'  service  providers  any of the Funds'  property,  records,  data, instruments and documents.

     The parties  acknowledge and agree that, upon the occurrence of any of such events giving rise to a Termination  Fee: (i) a determination  of actual damages incurred by Mellon would be extremely  difficult,  (ii) the  Termination  Fee is intended  to  adequately  compensate  Mellon  for  damages  incurred  and is not intended to constitute  any form of penalty,  and (iii) the  Termination  Fee is intended to include the Costs and Expenses incurred by Mellon in connection with effecting  such  termination  and  converting  the Fund to a  successor  service provider,  including, without limitation, the delivery to such successor service provider,  the Fund  and/or  other  Fund  service  providers  any of the  Fund's
property,   records,  data,  instruments  and  documents.  The  parties  further acknowledge and agree that,  upon the occurrence of a significant  change in the number of Funds or Portfolios during the Initial Term, they will discuss in good faith a possible adjustment to the Termination Fee; provided,  however,  that no party shall be obligated to agree to any such adjustment.

     E. If either (i) Mellon terminates this Agreement with respect to a Fund at any time for any reason other than those  specified  in  paragraph B. above,  or
(ii) a Fund terminates this Agreement with respect to such Fund at any time "For
Cause" under  subparagraph  B(iii) of this Section,  then Mellon shall reimburse such Fund for any Costs and Expenses  incurred by such Fund in  connection  with converting  such  Fund  to  a  successor  service  provider,  including  without limitation the delivery to such  successor  service  provider,  such Fund and/or other Fund's  service  providers  any of such Fund's  property,  records,  data, instruments and documents.

     F. If this Agreement is terminated  (i) by Mellon and/or the Funds,  as the case may be,  at any time for  "nonrenewal"  or "upon  mutual  agreement"  under subparagraphs  B(i) and  B(ii),  respectively,  (ii) by  Mellon  at any time for
"termination of custody" under subparagraph B(v), (iii) by the Funds at any time after the Initial Term for any reason other than those  specified in paragraph B above,  or (iv) by Mellon at any time after the Initial  Term "For Cause" or the
Funds'  "failure to pay" under  subparagraphs  B(iii) or B(iv) of this  Section, respectively,  the  Funds  shall  reimburse  Mellon  promptly  for any Costs and
Expenses  incurred by Mellon in connection  with effecting such  termination and converting  the  Funds  to  a  successor  service  provider,  including  without limitation the delivery to such  successor  service  provider,  the Funds and/or other  Funds'  service  providers  any of the Funds'  property,  records,  data, instruments and documents.

     G. For purposes of this Section 3, "Costs and Expenses" incurred by a party shall mean any actual,  provable,  reasonable,  customary  and direct  costs and expenses  incurred by such  party.  For  purposes  of this  Section 3, Costs and
Expenses shall not include any wind-down costs,  including,  without limitation, non-cancelable  lease payments;  severance payments due and payable to personnel of  Mellon  or its  Subcontractors  that  were  not  engaged  by  Mellon  at the instruction of a Fund or the Funds; unused equipment expense; and non-cancelable payments or  termination  charges  regarding  hosting  and other  subcontracting services  that were not incurred at the  instruction  of a Fund or the Funds and that  cannot be  transferred  or  redeployed  by Mellon.  For  purposes  of this
Agreement,  "Subcontractor" shall include any third party, whether affiliated or unaffiliated  with Mellon,  engaged by Mellon in connection with the performance of the Services.

     Such party must provide the other party with written evidence of such costs and expenses  before the other party is  obligated to pay them.  Such party also has a duty to mitigate,  and must exercise its duty to mitigate,  such costs and expenses.  Except as expressly  set forth in Sections 3 and 9 and Schedule C, no party hereto shall be  responsible  for any costs and expenses or damages of any kind whatsoever  resulting from,  related to or otherwise in connection with the termination of this Agreement.

     H. In the  event  that  this  Agreement  is  terminated  by a party  or the parties,  as the case may be, the parties  hereto agree to cooperate  and act in good faith to ensure an orderly  conversion of the applicable Fund or Funds to a successor  service  provider  with respect to the Services  provided  under this
Agreement.  Without  limiting the generality of the foregoing  sentence,  Mellon agrees  that,  in the  event  this  Agreement  is  terminated  by a party or the parties,  it will  deliver  a Fund's  or the  Funds'  property,  records,  data, instruments  and  documents  to such Fund or the Funds,  its or their  successor service providers and/or its or their other service  providers,  as the case may be, in a non-proprietary, commercially-available format.

     I. The  termination  of this  Agreement  with  respect to any given Fund or
Portfolio  shall in no way affect the continued  validity of this Agreement with respect to any other Fund or Portfolio.  Furthermore,  if, following termination of this Agreement with respect to any given Fund or Portfolio,  Mellon continues to perform any one or more of the Services with the express consent of such Fund
or  Portfolio,  then  the  provisions  of  this  Agreement,   including  without
limitation the provisions dealing with  indemnification and compensation,  shall continue in full force and effect.

     4. Amendments, Assignment and Delegation

     A modification  of this Agreement  (which term includes all Schedules) will be  effective  only if in writing and signed by the affected  parties.  No party shall  assign the rights or delegate  the  duties,  or  outsource a  significant portion of the Services,  pursuant to this  Agreement  without the prior written consent of the other party or parties, except as follows:

          (i) Mellon may employ such person or persons it may deem  desirable to assist it in performing the Services without notice to a Fund;

          (ii) Mellon shall provide  written notice to each affected Fund before
Mellon engages an unaffiliated  third party to provide  significant  services or functions to assist Mellon in performing the Services under this Agreement;

          (iii) Mellon may delegate one or more of the  functions or assign this
Agreement to any direct or indirect majority-owned subsidiary of The Bank of New
York Mellon  Corporation  or its  successor  with timely  notice to the affected
Fund; and

          (iv) A Fund merger or reorganization  that does not result in a change in such Fund's investment  adviser and where the fund surviving from such merger or  reorganization  assumes the duties and  obligations  of such Fund under this
Agreement shall not require Mellon's consent.

     With respect to (i), (ii) and (iii) above,  Mellon shall (a) be responsible for the acts or omissions of such persons, third parties and subsidiaries to the same extent as  Mellon's  own acts or  omissions  under this  Agreement,  (b) be
responsible   for  the   compensation   of  such  persons,   third  parties  and
subsidiaries,  and (c) not be relieved of any of its responsibilities under this
Agreement by virtue of the use of such persons,  third parties and subsidiaries.
However,  if  a  Fund  instructs  Mellon  to  engage  a  Subcontractor  for  the performance of any of the Services,  Mellon will not be responsible for any acts or omissions by, or compensation payable to, such Subcontractor.

     This  Agreement  shall be binding upon,  and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

     5. Documentation

     A. Each Fund  represents  that it has provided or made  available to Mellon
(or has  given  Mellon  an  opportunity  to  examine)  copies  of the  following documents, current as of the Effective Date of this Agreement:

          (i) The Articles of Incorporation, Agreement and Declaration of Trust,
Partnership   Agreement,   or  other  similar  charter  document,  as  relevant,
evidencing the Fund's form of organization and any current amendments thereto;

          (ii) The By-Laws or procedural guidelines of each Fund;

          (iii) Any  resolution  or other  action of the Fund or the Fund  board establishing or affecting the rights, privileges or other status of any class of shares of a Portfolio, or altering or abolishing any such class;

          (iv) A copy of a  resolution  of the Fund board  appointing  Mellon to provide the Services for each  Portfolio and  authorizing  the execution of this
Agreement and its Schedules;

          (v) A copy  of  the  Fund's  currently  effective  prospectus(es)  and statement(s)  of additional  information  ("Registration  Statement")  under the
Securities Act of 1933 (the "1933 Act") and 1940 Act;

          (vi) Copies of all pertinent Fund policies and procedures  that affect the  Services,  including,  but not limited  to,  those  relating to  valuation, pricing,  Section  2(a)(41) of the 1940 Act and Rules 2a-4 and 2a-7  thereunder, net  asset  value  errors,  and  "as-of"  processing  (e.g.,  relating  to error corrections,  post-trade  revisions  or  similar  processing  policies  that may exist);

          (vii) Such other  documents,  certificates  or opinions  which  Mellon reasonably  believes to be necessary or appropriate in the proper performance of the  Services,  subject  to  the  agreement  of the  Fund,  which  shall  not be unreasonably withheld; and

          (viii) Any amendment,  revocation or other document altering,  adding, qualifying or repealing any document or authority called for under this Section.

     B. Each Fund will provide  Mellon with notice and/or a copy of any material amendment to the items set forth in this Section. Mellon will not be responsible for changing or conforming the Services to any such  amendment  until Mellon has received  notice or a copy of such change,  and the parties have  negotiated  in good faith to reach  mutually  agreeable  terms  applicable  to such  additional service(s) and have amended any affected Schedules.

     6. Representations and Warranties of each Fund

         Each Fund represents and warrants the following:

     A. The Fund is duly organized and validly existing,  in good standing under the laws of the jurisdiction of its  organization,  and qualified to do business in each  jurisdiction  in which the nature or conduct of its  business  requires such qualification.

     B. The Fund has  requisite  authority  and power  under its  organizational documents and  applicable law to execute,  deliver,  consummate and perform this
Agreement;  this Agreement is legally valid, binding and enforceable against the
Fund; and the Fund has all necessary  registrations and/or licenses necessary to conduct the activities as described in the Registration Statement.

     C. There is no pending or threatened legal proceeding or regulatory  action that would materially impair the Fund's ability to perform its obligations under this Agreement.  The Fund's  performance of its obligations under this Agreement will not conflict  with or result in a breach of any terms or  provisions of any agreement  to which  the  Fund is a party or  bound,  and does not  violate  any applicable law.

     D. The Fund will use commercially  reasonable efforts to ensure that Mellon has sufficient  access to the Fund's  service  providers,  brokers,  Independent
Accountant  and other  authorized  agents  (each a "Fund  Agent"),  and  related parties of any of them, in order to obtain the  information  Mellon will need to perform the Services; provided that, Mellon shall bear no liability with respect to such Fund Agent information to which Mellon had no access.

     E. To the best of the Fund's knowledge, all the information relating to the
Fund given to Mellon in connection  with the  transactions  contemplated by this
Agreement is full, complete and accurate, and Mellon may reasonably rely on such information  until it receives  written  notice from or on behalf of the Fund of any changes to such information.

     F.  The  Fund has  provided  Mellon  with a  current  list of all  approved independent pricing, fair value information,  and other data information vendors that  are to be used by  Mellon  in  rendering  the  Services,  as set  forth in
Schedule D to this Agreement,  and the Fund will promptly reflect any changes to such list in a revised Schedule D.

     G. The Fund has  appropriate  procedures and agreements in place to protect the confidentiality of any non-public portfolio holdings information of the Fund that the Fund or its agents  direct  Mellon to  disclose  or  transmit  to third parties before the Fund publicly discloses such information.

                                       10

     H. The Fund has the  requisite  amount and scope of fidelity  bond coverage required  by Rule 17g-1 under the 1940 Act,  and has  directors'  and  officers'
errors and omissions insurance coverage.

     7. Representations and Warranties of Mellon

     Mellon represents and warrants to each Fund the following:

     A. Mellon is duly organized as a national banking  association;  is in good standing;  and is  qualified  to do business in each  jurisdiction  in which the nature or conduct of its business requires such qualification.

     B.  Mellon  has  requisite  authority  and power  under its  organizational documents and  applicable law to execute,  deliver,  consummate and perform this
Agreement;  this Agreement is legally  valid,  binding and  enforceable  against
Mellon; and Mellon has all necessary  registrations and/or licenses necessary to perform the Services described in Schedule B.

     C. There is no pending or threatened legal proceeding or regulatory  action that would materially impair Mellon's ability to provide the Services.  Mellon's performance  of the Services will not conflict with or result in a breach of any of the terms or provisions of any agreement to which Mellon is a party or bound, and does not violate any applicable law to which Mellon is subject.

     D. Mellon has completed, obtained and performed all registrations, filings,
approvals,  and  authorizations,   consents  or  examinations  required  by  any
government or governmental  authority to which Mellon is subject, to perform the
Services contemplated by this Agreement and will maintain the same in effect for so long as this Agreement remains in effect.

     E. To the best of  Mellon's  knowledge,  all the  information  relating  to
Mellon that Mellon or its  authorized  agents have given to a Fund in connection with the  transactions  contemplated  by this  Agreement  is full,  complete and accurate and the Fund may reasonably rely on such information  until it receives written notice from Mellon of any changes.

     F.  Mellon  will  maintain a fidelity  bond and an  insurance  policy  with
respect  to  errors  and  omissions   coverage  in  form  and  amount  that  are
commercially  reasonable in light of Mellon's duties and responsibilities  under this Agreement.

     G. Mellon has implemented and maintains  reasonable  procedures and systems
(including  reasonable  disaster  recovery  and  business  continuity  plans and procedures  consistent with legal,  regulatory and business needs  applicable to
Mellon's delivery of the Services) to safeguard each Fund's records and data and
Mellon's records,  data, equipment facilities and other property that it uses in the performance of its obligations hereunder from loss or damage attributable to fire,  theft,  or any other  cause,  and  Mellon  will make such  changes to the procedures  and systems  from time to time as are  reasonably  required  for the secure performance of its obligations hereunder.

                                       11

     EXCEPT AS  EXPRESSLY  PROVIDED IN THIS  AGREEMENT,  THERE ARE NO EXPRESS OR
IMPLIED REPRESENTATIONS OR WARRANTIES AS TO THE SERVICES UNDER THIS AGREEMENT OR
THE PERFORMANCE  THEREOF,  INCLUDING WITHOUT LIMITATION,  THE MERCHANTABILITY OR
FITNESS FOR A PARTICULAR PURPOSE OF THE SERVICES  (IRRESPECTIVE OF ANY COURSE OF
DEALING, CUSTOM OR USAGE OF TRADE).

     8. Standard of Care

     Mellon shall act in good faith and exercise  reasonable  care in performing the Services under this  Agreement.  Mellon's  duties shall be confined to those expressly  set forth  herein,  and no implied  duties  are  assumed by or may be asserted  against  Mellon  hereunder.  In  that  regard,  Mellon  shall  have no responsibility  for the  actions or  activities  of any other  party,  including service providers, except as provided in Section 4.

     9. Indemnification and Limitation of Liability

     A. Except as set forth in subparagraph F. below,  Mellon will not be liable to a Fund  for any  loss  incurred  by the  Fund as a  result  of any  error  of judgment,  mistake of law,  act or omission  in the course of, or in  connection with the  Services  rendered by,  Mellon  under the  Agreement in the absence of fraud,  negligence or willful  misconduct of Mellon or the reckless disregard of its duties under the Agreement.

     B.  Except  as set  forth  in  subparagraph  F.  below,  Mellon  agrees  to indemnify,  defend,  and hold  harmless  each  Fund,  its  trustees,  directors, officers,  employees,  agents and nominees and their  respective  successors and permitted assigns from and against claims,  demands,  actions, suits, judgments,
liabilities,   losses,  fines,   damages,   costs,  charges,  and  counsel  fees
(collectively, "Losses") resulting directly and proximately from Mellon's fraud, negligence or willful misconduct in the performance of the Services, or reckless disregard of its duties under this Agreement.

     C. Each Fund agrees to  indemnify,  defend and hold  harmless  Mellon,  its trustees,  directors,  officers,  employees,  agents,  and  nominees  and  their respective  successors  and  permitted  assigns  from  and  against  any  Losses resulting directly and proximately from Mellon's actions taken or omissions with respect to or in connection  with the  performance of the Services or based,  if
applicable,   upon  Mellon's  reasonable   reliance  on  information,   records,
instructions  or  requests  reasonably  believed  to  be  accurate  and  genuine pertaining  to the  Services  that are given or made to Mellon by the Fund,  its investment  adviser,  or its designated service providers with which Mellon must interface in providing the Services;  provided that this  indemnification  shall not apply to actions or omissions of Mellon involving fraud, negligence, willful misconduct,  or reckless  disregard in the  performance of its duties under this
Agreement.

     D. In order for these  indemnification  provisions  to  apply,  each  party seeking  indemnification  or to be held harmless shall fully and promptly advise each  indemnifying  party in  writing  of all  pertinent  facts  concerning  the situation in question.  Each party seeking  indemnification  will use reasonable care to  identify  and  notify  each  indemnifying  party  in  writing  promptly concerning  any  situation  which  presents  or appears  likely to  present  the

                                       12

probability of an indemnification claim. However, failure to do so in good faith shall not affect the rights under this provision unless the  indemnifying  party or parties, as the case may be, is materially  prejudiced by such failure. As to any matter  eligible  for  indemnification,  each  indemnified  party  shall act reasonably and in accordance  with good faith business  judgment,  and shall not
effect  any  settlement  or  confess   judgment  without  the  consent  of  each
indemnifying party, which consent shall not be withheld or delayed unreasonably.

     E. Each indemnifying  party shall be entitled to participate in the defense at its own expense,  or assume the  defense,  of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party or parties elect to assume the defense,  it shall be conducted by counsel of their choosing that is reasonably  satisfactory to each  indemnified  party;  each  indemnified party shall bear the fees and expenses of any additional counsel it retains.  If the  indemnifying  party or parties  do not elect to assume the  defense of such suit,  they will reimburse each  indemnified  party for the reasonable  fees and expenses of any counsel each  indemnified  party  retains,  which is  reasonably satisfactory to such indemnifying  party or parties.  The indemnifying  party or parties shall not effect any settlement  without the consent of each indemnified party  (which  shall  not be  withheld  or  delayed  unreasonably)  unless  such settlement  imposes no liability,  responsibility  or other  obligation upon the indemnified party or parties and relieves them of all fault.

     F. Mellon  agrees to  reimburse  each Fund or its  shareholders  (including former  shareholders) for any losses and reasonable  reprocessing costs incurred by such  Fund or its  shareholders  (including  former  shareholders)  resulting directly and proximately  from Mellon's  negligence in calculating the net asset value per share ("NAV") for such Fund.  Mellon's  responsibility for reimbursing such  Funds  or its  shareholders  (including  former  shareholders)  will be in accordance with and subject to the Funds' policies and procedures for addressing
NAV  errors  set forth in the  appropriate  Service  Level  Document,  including without  limitation a materiality  threshold of one  (unrounded)  whole cent per share per NAV error (or such other  materiality  threshold as agreed upon by the parties in the appropriate Service Level Document).

     Notwithstanding  the foregoing,  the parties acknowledge and agree that (i)
Mellon will obtain and rely (without  independent  verification) upon prices and quotes from authorized pricing,  data and fair valuation  information vendors as identified in Schedule D or otherwise authorized under this Agreement,  and (ii)
Mellon  will be  without  liability  or  responsibility  for any  errors or loss occasioned  by  such  reliance  on  such  vendors  or any  errors  caused  by or attributable to such vendors,  subject to Mellon's material  compliance with the tolerance checks set forth in the appropriate Service Level Document.

     G. Each party  shall have a duty to  mitigate  damages  for which the other party or  parties  may  become  responsible.  NOTWITHSTANDING  ANYTHING  IN THIS
AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL A FUND, MELLON, THEIR AFFILIATES OR
ANY OF  ITS  OR  THEIR  TRUSTEES,  DIRECTORS,  OFFICERS,  EMPLOYEES,  AGENTS  OR
SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL,  INDIRECT
OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION,  ATTORNEYS' FEES), LOSS
OF BUSINESS,  OR LOST PROFITS,  EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF
THE PARTIES  REGARDLESS  OF WHETHER  SUCH DAMAGES  WERE  FORESEEABLE  OR

                                       13

WHETHER  EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE  POSSIBILITY OF SUCH
DAMAGES.

     10. Books and Records, Disclosure, Retention, and Rights of Ownership

     A. Mellon shall maintain on behalf of each Fund all books and records which are  customary  or which are  legally  required  to be kept in  connection  with
Mellon's performance of Services, including without limitation those required by
Rules 31a-1 and 31a-2 under the 1940 Act  ("Records").  Mellon will  prepare and maintain the Records at each Fund's expense, and the Records shall be the Fund's property.  Mellon will make the Records  available  for  inspection  by the SEC, including  giving the SEC access to the Records,  and  otherwise  surrender  the
Records  promptly in accordance  with Rule 31a-3 under the 1940 Act. Mellon will allow a Fund and its  authorized  persons  and  representatives  to  review  the
Records during Mellon's normal  business hours or, upon  reasonable  notice,  at such other reasonable times as the Fund may request.

     B. Mellon shall keep the Records confidential,  except when: (i) disclosure is  required  by law,  (ii)  Mellon  is  advised  by  counsel  that it may incur liability for failure to make a disclosure, (iii) Mellon is requested to divulge such information by  duly-constituted  authorities or court process,  or (iv) as requested or authorized by the affected Fund (including pursuant to its policies
and  procedures   regarding   selective   disclosure  of  non-public   portfolio
information).  Mellon  shall use  commercially  reasonable  efforts  to  provide reasonable  advance  notice  to each  affected  Fund  and its  administrator  of requests for disclosure  pursuant to items (i) - (iii) of the previous sentence, and to the  extent  reasonably  practicable  to secure  instructions  as to such inspection, but shall not be deemed to violate the confidentiality provisions of this Section or Section 11 if Mellon  discloses  such  Records  upon  reasonable belief that it is obliged to do so by applicable law or regulatory authority.

     C. Upon and subject to payment of any undisputed and unpaid amounts owed to
Mellon  under  this  Agreement,  Mellon  may at its  option  at any  time  after termination of this  Agreement,  and shall promptly upon a Fund's demand or upon termination of this  Agreement,  turn over to the Fund or its designated  agent, and cease to retain in Mellon's  files,  any Records  created and  maintained by
Mellon  pursuant to this  Agreement  which are no longer needed by Mellon in the performance of the Services or for its legal  protection.  If not so turned over to the Fund, such Records will be retained by Mellon, at the expense of the Fund
(which shall be equal to the actual costs incurred by Mellon),  for at least six
(6) calendar years from the year of creation or for such other period of time as is required under  applicable law. At the end of such period,  such Records will be turned over to the Fund unless the Fund authorizes in writing the destruction of such Records.

     D.  Notwithstanding  the  foregoing,  all  computer  programs,  systems and procedures  employed  or  developed  by or on behalf of Mellon,  or on behalf of
Mellon by system  providers or vendors  used by Mellon,  to perform the Services that are not Records are the sole and exclusive property of Mellon.

                                       14

     11. Confidential Information; Trade Names, Trademarks and Service Marks.

     A. "Confidential  Information" of a party shall be maintained  confidential by any other  party,  and shall  include:  (a) any data or  information  that is competitively  sensitive  material,  and  not  generally  known  to the  public, including,  but not limited  to,  information  about  product  plans,  marketing strategies,  finances,  operations,  customer relationships,  customer profiles, customer  lists,  sales  estimates,  business  plans,  and internal  performance results relating to the past, present or future business activities of a Fund or
Mellon,   their  respective   subsidiaries  and  affiliated  companies  and  the
customers, clients and suppliers of any of them; (b) any scientific or technical information,  design,  process,  procedure,  formula,  or  improvement  that  is commercially  valuable and secret in the sense that its confidentiality  affords the Fund or  Mellon  a  competitive  advantage  over  its  competitors;  (c) all
confidential   or   proprietary   concepts,   documentation,    reports,   data,
specifications,  computer  software,  source  code,  object  code,  flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable;  (d) non-public  portfolio holdings  information of the Fund; and
(e)  anything  designated  as  confidential.   Mellon  shall  maintain  adequate
safeguards  to prevent  the use of each  Fund's  non-public  portfolio  holdings information  by Mellon,  its employees and affiliates for any purpose other than performing  the  Services  under this  Agreement.  Mellon  also  shall  maintain adequate  safeguards  to  limit  the  dissemination  of each  Fund's  non-public
portfolio   holdings   information   to  third   parties  in   accordance   with
non-disclosure  agreements with the particular  Fund,  Instructions  pursuant to
Section 14, or directions of the Fund under Section 15.C. However,  Confidential
Information shall not be subject to such confidentiality  obligations if it: (a)
is already  known to a  receiving  party at the time it is  obtained;  (b) is or becomes  publicly  known or  available  through no  wrongful  act of a receiving party;  (c) is  rightfully  received  from a third  party who,  to the best of a receiving  party's  knowledge,  is not under a duty of  confidentiality;  (d) is released  by a  protected  party to a third party  without  restriction;  (e) is required to be disclosed pursuant to the Fund's  Registration  Statement or by a requirement of a court order, subpoena, governmental or regulatory agency or law
(provided the  disclosing  party will  promptly  provide the other party written notice of such  requirement,  to the extent  such notice is  permitted);  (f) is relevant  to the  defense  of any  claim or cause of action  asserted  against a receiving party; or (g) has been or is independently  developed or obtained by a receiving party.

     B. Mellon also acknowledges  Confidential  Information  includes  nonpublic personal information about a Fund's customers ("Customer  Information") that the
Fund is required by Regulation  S-P to keep  confidential.  Accordingly,  Mellon agrees that, to the extent it receives such Customer Information, it shall not:

     (i) use or  disclose  Customer  Information  other  than to  carry  out the purposes  for  which a Fund or one of its  affiliates  disclosed  such  Customer
Information to Mellon; or

     (ii) disclose any Customer Information other than:

               (a) to Fund affiliates;

               (b) to Mellon affiliates,  provided that such affiliates need the
          Customer  Information to be able to provide the Services hereunder and shall be

                                       15

          restricted in use and  disclosure of the Customer  Information  to the same extent as Mellon;

               (c) to subcontractors  of Mellon or the Fund,  provided that such subcontractors need the Customer Information to be able to provide the
          Services  hereunder  and shall  have  entered  into a  confidentiality agreement no less restrictive than the terms hereof; and

               (d) to comply with federal,  state or local laws, rules and other applicable legal  requirements;  to comply with a properly  authorized civil, criminal, or regulatory  investigation,  or subpoena or summons by federal,  state,  or local  authorities;  or to respond to judicial process or government  regulatory  authorities having jurisdiction for examination,  compliance,  or  other  purposes  as  authorized  by law
          (provided Mellon will promptly provide the Fund written notice of such requirement, to the extent such notice is permitted).

               For purposes of this paragraph,  the term "affiliate"  shall have the meaning set forth in Regulation  S-P. To the extent any provisions of this paragraph  conflict with other terms of this  Agreement,  this paragraph shall control.

     C. Neither party shall use the trade name, trademark or service mark of the other party  without the prior  written  consent of the other  party;  provided, however, that (a) either party may use the trade name, trademark or service mark of the  other  party  in  connection  with  providing  the  Services  under  the
Agreement,  or (b) the Fund may use the trade name, trademark or service mark of
Mellon in connection with their Registration Statements.

     12. Reports

     A. Mellon shall  furnish  reports to a Fund,  its Fund Agents and to others that the Fund designates in writing at such times as are prescribed  pursuant to this Agreement to be provided or completed by Mellon, or as subsequently  agreed upon by the parties  pursuant to this Agreement or any amendment  thereto.  Each
Fund agrees to examine each report promptly and will  communicate or cause to be communicated  any  errors  or  discrepancies  therein.  If there  are  errors or discrepancies  in a report  (except  such  errors and  discrepancies  as may not reasonably  be expected to be discovered  by the  recipient  after  conducting a diligent examination) that are not so reported promptly,  then a report will for all  purposes be  accepted  by and binding on the Fund and any other  recipient, absent fraud, negligence,  willful misconduct, or reckless disregard of Mellon's duties under this  Agreement,  and Mellon  shall have no further  responsibility with respect to such report other than to correct and revise it.

     B. For the two month period ending on December 31, 2007, Mellon shall cause its auditors to perform a Type I SAS 70 audit of Mellon's  internal controls and procedures  relating  to the  Services  provided  to the  Funds  that  have been converted  onto  Mellon's fund  accounting  platform from November 1, 2007 until
December 31, 2007.  For each Fund that has been  converted  onto  Mellon's  fund accounting  platform  during the period from November 1, 2007 until December 31,
2007, Mellon shall provide such Fund (together with its chief compliance officer or its designated  representative) with a copy of the report resulting from such
Type I SAS

                                       16

70 audit no later than 45 days after December 31, 2007. For the six month period ending on June 30 of each year and the twelve month period ending on December 31 of each year  commencing  in 2008,  Mellon shall cause its auditors to perform a
Type II SAS 70 audit of Mellon's  internal  controls and procedures  relating to the Services  provided to the Funds that have been  converted onto Mellon's fund accounting  platform prior to the end of the applicable  audit period.  For each
Fund that has been converted onto Mellon's fund accounting platform prior to the end of the  applicable  audit period,  Mellon shall provide such Fund  (together with its chief compliance officer or its designated  representative) with a copy of the  report  resulting  from such Type II SAS 70 audit no later  than 45 days after the end of the applicable audit period.  All SAS 70 audit reports shall be treated as Confidential Information.

     13. Notices

     Any  communication,  notice or demand  pursuant to this Agreement  shall be properly  addressed,  in writing and  delivered by personal  service  (including express or courier service),  registered or certified mail, or by facsimile with proof of  proper  transmission  and a means  for  confirmation  of  delivery  to recipient, as follows:

     If to Mellon:

         Mellon Bank, N.A.
         135 Santilli Highway, AIM 026-0026
         Everett, MA  02149-1950

         Attention:  Christopher P. Healy, First Vice President

         Telephone:  (617) 382-2671
         Facsimile:  (617) 382-2706

     With a copy to:

         Mellon Bank, N.A.
         135 Santilli Highway, AIM 026-0011
         Everett, MA  02149-1950

         Attention:  John W. Valentine, Esq., First Vice President
                           and Senior Counsel

         Telephone:  (617) 382-2072
         Facsimile:  (617) 382-2726

         The Bank of New York Mellon Corporation

                                       17

         One Mellon Center
         500 Grant Street, 19th Floor
         Pittsburgh, Pennsylvania 15258

         Attention:  Leonard R. Heinz, Esq., Senior Vice President
                           and Associate General Counsel

         Telephone:  (412) 234-1508
         Facsimile:  (412) 234-8417

         If to a Fund:

                  the address set forth on Schedule A for such Fund;

         With a copy to:

                  Delaware Service Company, Inc.
                  2005 Market Street
                  Philadelphia, PA 19103-7094

                  Attention:  General Counsel

                  Telephone:  (215) 255-1360
                  Facsimile:  (215) 255-1131

14.      Authorized Persons and Instructions

     A. Each  Fund  shall  deliver  to Mellon a list of the  names,  titles  and signatures  of all  persons who are  authorized  to act on behalf of the Fund to
issue  instructions  to  Mellon  ("Authorized   Persons"  and   "Instructions"),
including any limits on the scope of authority of any Authorized  Persons.  Fund trustees,  directors and officers shall be presumptively  considered  Authorized
Persons  unless  the Fund  notifies  Mellon to the  contrary.  Each  Fund  shall promptly  notify Mellon of any changes to or limitations  on the rights,  powers and  duties of any  Authorized  Person,  but in the  absence of  receiving  such notice,  Mellon shall be entitled to deal with any Authorized  Person and to act and rely upon any  Instructions  reasonably  believed to be from such Authorized
Person.

     B. An  Instruction  means a  writing  signed  or  initialed  by one or more
Authorized Person. Each such writing shall set forth the specific transaction or type of transaction  involved.  Oral instructions will be deemed Instructions if
Mellon reasonably  believes them to have been given by an Authorized Person, and the oral instructions are promptly confirmed in writing.

15.      Advice, Reliance and Instructions

     A. Mellon may apply to a Fund at any time for  Instructions and may consult with Mellon's or the Fund's  counsel,  Independent  Accountant and other experts with respect to any

                                       18

matter arising in connection with the Services  performed by Mellon,  and Mellon shall not be liable nor  accountable  for any  action  taken or omitted by it in good  faith in  accordance  with  such  Instructions  or on the  advice  of such counsel, Independent Accountant or other experts. To the extent possible, Mellon shall notify the Fund at any time Mellon  believes it needs advice of the Fund's
counsel,   Independent   Accountant   or  experts   with   regard  to   Mellon's
responsibilities and duties pursuant to this Agreement. If Mellon wishes to seek and rely on legal  advice from  counsel  that is neither the Fund's  counsel nor counsel in the regular employ of Mellon or its affiliated companies,  and Mellon seeks to be reimbursed  for such counsel fees,  then Mellon must notify and seek prior approval of such affected Fund, which shall not be unreasonably  withheld.
Mellon  shall  in no  event  be  liable  to a Fund or any  Fund  shareholder  or beneficial  owner for any action  reasonably  taken or omitted  pursuant to such advice.

     B. Mellon may rely conclusively upon the terms of a Registration Statement, the minutes of Fund board meetings and any other Fund document Mellon reasonably believes to be genuine  unless and until  Mellon  receives  Instructions  to the contrary.

     C. Subject to the instructions of an Authorized Person,  Mellon may provide information  pertaining to the Fund's portfolio holdings to entities  designated by such Authorized Person.

     D. Each Fund understands and acknowledges that the Services are intended to assist the Fund and its board in their  obligations to price and monitor pricing of the Fund's portfolio  securities,  but Mellon does not assume  responsibility for the accuracy or  appropriateness  of pricing  information  received from the
Fund or other non-Mellon entities or pricing  methodologies,  including any fair value pricing information or adjustment  factors.  Each Fund further understands and acknowledges that it retains overall  responsibility  to: (i) adopt policies and procedures to monitor for circumstances that may necessitate the use of fair value prices; (ii) establish criteria for determining when market quotations are no longer  reliable  for a  particular  portfolio  security;  (iii)  determine a methodology or methodologies by which the Fund determines the current fair value of portfolio securities;  (iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments; and
(v) promptly  communicate the foregoing in writing to Mellon pursuant to Section
14.

     E. Each Fund authorizes Mellon to communicate, as required, with the Fund's service providers, brokers, futures commission merchants, Independent Accountant and/or other authorized  agents and related parties of any of them to obtain the information Mellon needs to perform the Services.  In that regard, Mellon agrees to cooperate with each Fund's Independent Accountant,  to reasonably support the
Independent   Accountant's   engagement  with  the  Fund,  and  to  provide  the
Independent  Accountant reasonable access to the Records.  Mellon also agrees to provide periodic  sub-certifications to each Fund's chief compliance officer and certifying  principal  executive and financial officers relating to the Services
Mellon performs,  based on a form of sub-certification  that Mellon and the Fund reasonably  agree to, and subject to such  limitations  as may be  reasonable or necessary to not make a material  misstatement,  omission or untrue statement of fact.

                                       19

     16. Compliance with Law

     A. In  performing  the  Services,  Mellon shall comply with all  applicable laws, and its standard of performance  shall be in accord with such standards as may be  imposed  by law  and the  requirements  of all  regulatory  authorities.
However,  unless specifically  identified in the Services,  nothing expressly or implicitly  contained in this  Agreement is intended or shall be  interpreted to confer upon Mellon a duty to ensure that each Fund is acting in compliance  with any applicable laws.  Except for the obligations of Mellon set forth in Schedule
B, each Fund  assumes  full  responsibility  for the  preparation,  contents and distribution of the Fund's Registration Statement and compliance with applicable laws,  including  the  requirements  of the  1933  Act and  the  1940  Act,  and governmental authorities having jurisdiction.

     B.  Mellon  shall  use its  commercially  reasonable  efforts  to make  its employees who are responsible for providing the Services ("Relevant  Employees")
available  to  federal,   state  and  local   governmental  and  regulatory  and
supervisory authorities having jurisdiction over the performance of the Services
("Governmental Authorities") as may be required by such Governmental Authorities pursuant to applicable  law,  subpoena or order,  and as may be requested by any
Governmental  Authorities  on behalf of or with  respect to a Fund or any of its affiliates  or as may be  requested  by the  Fund to be made  available  to such
Governmental Authorities. To the extent legally permitted, Mellon shall promptly notify the affected Fund of any request by any Governmental  Authorities for any
Relevant Employees (except when the request for access to Relevant Employees was made by the  Fund).  The  affected  Fund  shall  cooperate,  and  shall  use its commercially  reasonable  efforts to cause each of its  affiliates  and  service providers  to  cooperate,  with  Mellon in  complying  with any  notice,  order, subpoena  or  request  of any  Governmental  Authority.  Except as  provided  in
Sections 8 and 9, Mellon  shall have no  liability  to a Fund or any third party for any  claims,  obligations,  penalties  or fines which may arise out of or in relation to Mellon's compliance with this provision.  In accordance with Section
2.C.(vii), the affected Fund shall reimburse Mellon in connection with providing such  access.  Nothing  contained  in this  paragraph  shall  require  Mellon to disclose any  proprietary  or  confidential  information  of Mellon or its other customers and clients.

     17. Governing Law and Jurisdiction

     This  Agreement and  performance  hereunder  and all suits and  proceedings hereunder  shall be governed by and  construed in  accordance  with the internal laws of the Commonwealth of  Pennsylvania,  without giving effect to conflict of law principles.  Each of the parties to this Agreement expressly and irrevocably submits to the exclusive  jurisdiction of the courts of Pennsylvania  and waives any claims of  inconvenient  forum or venue.  To the extent that the laws of the
Commonwealth of Pennsylvania conflict with the applicable provisions of the 1940
Act, the applicable provisions of the 1940 Act shall control.

     18. Services Not Exclusive

     A.  Mellon's  Services are not exclusive to a Fund and Mellon shall be free to render similar services to others.

                                       20

     B. Mellon shall perform the Services  solely as an  independent  contractor and no joint venture, partnership,  employment, agency or any other relationship is intended,  accomplished or embodied in this Agreement.  Mellon shall have the
sole  and  exclusive  right  to  supervise,   manage,  control  and  direct  its
performance  of the Services,  except that Mellon may be subject to  performance standards and measurements for performing the Services.

     C. In performing the Services,  Mellon is acting solely on behalf of a Fund and no  contractual  or service  relationship  shall be deemed to be established between Mellon and any other person,  including without limitation the custodian and Fund shareholders.

     19. Force Majeure and Uncontrollable Events

     Mellon shall maintain  adequate and reliable  computer and other  equipment necessary or appropriate to carry out its obligations under this Agreement. Upon a Fund's  reasonable  request,  Mellon shall  provide  supplemental  information concerning  the aspects of its disaster  recovery and business  continuity  plan that are relevant to the  Services.  Notwithstanding  the foregoing or any other provision of this Agreement,  Mellon assumes no  responsibility  hereunder,  and shall not be liable for, any damage, loss of data, business interruption,  delay or any other loss  whatsoever  caused by "Force Majeure  Events." "Force Majeure
Events" are events beyond the reasonable  control of Mellon,  its agents and its
Subcontractors  (other than Subcontractors  engaged by Mellon at the instruction of the Fund). In the event of Force Majeure Events,  or any disaster that causes a business  interruption,  Mellon shall act in good faith and follow  applicable procedures  in its disaster  recovery and business  continuity  plan and use all commercially reasonable efforts to minimize service interruptions.

     20. Severability

     If any  provision  of this  Agreement  shall be held or made  invalid,  the remainder of this  Agreement and the parties'  rights and  obligations  under it shall  not be  affected  by such  action,  and  the  invalid  provisions  of the
Agreement  shall be  deemed to be  severable  only in the  jurisdiction  that so determines.

     21. Survivability

     The  following   provisions   shall  survive   beyond  the  expiration  and
termination of this Agreement:

          o    all compensation provisions, including Section 2 Compensation and
               Expenses,   Section  3  regarding  termination  fees,  costs  and
               expenses, and Schedule C;

          o    Section 4. Amendments, Assignment and Delegation;

          o    Section 6. Representations and Warranties of each Fund;

          o    Section 7. Representations and Warranties of Mellon;

                                       21

          o    Section 9. Indemnification and Limitation of Liability;

          o    Section 10. Books and Records, Disclosure,  Retention, and Rights
               of Ownership;

          o    Section 11. Confidential Information;

          o    Section 14. Authorized Persons and Instructions;

          o    Section 19. Force Majeure and Uncontrollable Events; and

          o    Section 20. Severability.

     22. Contract Terms To Be Exclusive

     This Agreement  constitutes the complete agreement of the parties about the covered subject matter,  and supersedes all prior  negotiations,  understandings and  agreements  bearing upon the covered  subject  matter.  As noted in Section
1.B.,  Mellon  and each Fund may enter into  Service  Level  Documents  or other interpretive documents in connection with this Agreement. Any such Service Level
Documents  or  interpretive  agreements  may be in  writing  and  signed  by all parties,  but  shall not be deemed to be an  amendment  to this  Agreement,  and because the intent of such agreements is to generally facilitate operations in a flexible  manner,  the  breach  of any  such  agreement  shall  not  necessarily constitute a breach of this  Agreement,  and the parties shall be free to change the terms of such agreements as provided therein.

     23. Waiver

     A party's waiver of a breach of any provision of this  Agreement  shall not operate or be construed  as a waiver of any  subsequent  breach by any party.  A party's  failure  to  insist  upon  strict  adherence  to any  provision  of the
Agreement  shall not  constitute  a waiver or deprive such party of the right to insist upon strict adherence to such provision.

     24. Counterparts and Reproduction of Documents

     This Agreement may be executed in any number of counterparts, each of which is deemed an original and all of which together  evidence the entire  Agreement.
This  Agreement  and  any  amendments  may be  reproduced  by  any  commercially acceptable  process.  The  parties  agree  that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or  administrative proceedings, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement  facsimile or further  reproduction  of such  reproduction  shall be likewise admissible in evidence.

     25. Miscellaneous

     Paragraph  headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

                                       22

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed all as of the day and year first above written.

                                     MELLON BANK, N.A.

                                     By:      /s/ Chris Healy
                                     Title:   First Vice President

                                     DELAWARE GROUP ADVISER FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP CASH RESERVE,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS I,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS II,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS III,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS IV,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS V,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP FOUNDATION FUNDS,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP INCOME FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP STATE TAX-FREE INCOME TRUST,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     DELAWARE GROUP TAX-FREE FUND,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP TAX-FREE MONEY FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                       23

                                     DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     VOYAGEUR INSURED FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS MUNICIPAL TRUST,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR INTERMEDIATE TAX-FREE FUNDS,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS II,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP GOVERNMENT FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS,
                                     on behalf
                                     of its Portfolios identified on Schedule A

                                     DELAWARE POOLED TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS III,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR TAX FREE FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE VIP TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS ARIZONA MUNICIPAL
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS COLORADO INSURED
                                     MUNICIPAL FUND, INC.

                                       24

                                     DELAWARE INVESTMENTS FLORIDA INSURED
                                     MUNICIPAL INCOME FUND

                                     DELAWARE INVESTMENTS MINNESOTA MUNICIPAL
                                     INCOME FUND II, INC.

                                     DELAWARE INVESTMENTS DIVIDEND AND INCOME
                                     FUND, INC.

                                     DELAWARE INVESTMENTS GLOBAL DIVIDEND AND
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS ENHANCED GLOBAL
                                     DIVIDEND AND INCOME
                                     FUND, INC.

                                     By:      /s/ Richard Salus
                                     Title:   Chief Financial Officer

                                       25

                                SCHEDULE B TO THE
     FUND ACCOUNTING AND FINANCIAL ADMINISTRATION SERVICES AGREEMENT BETWEEN
                        MELLON BANK, N.A. AND THE FUNDS,
                              Dated October 1, 2007

              FUND ACCOUNTING AND FINANCIAL ADMINISTRATION SERVICES

     Mellon shall perform for each Fund and each of its Portfolios the following fund accounting, financial administration and related services. Unless otherwise noted,  capitalized  terms used herein shall have the same meanings  assigned to them in the Agreement.

A.  Valuations
In  accordance  with the 1940 Act,  a Fund's  pricing  policies  and  procedures delivered  to  Mellon,  and a Fund's  prospectus  and  statement  of  additional information,  and subject to the existence of authorized licensing  arrangements and  Instructions,  Mellon will  perform  the  following  pricing and  valuation services:
1.   Perform the necessary  functions to calculate daily the net asset value per share ("NAV") for each share class of each Portfolio of the Fund.
2.   Calculate the value of the assets of each Portfolio by obtaining securities prices and readily  available market  quotations from  independent  pricing sources,  subject  to any  adjustments  by the fair  valuation  information vendors, in each case using a source/vendor approved by the Fund and listed in  Schedule  D to  the  Agreement.  If  market  quotations  for  portfolio securities  are not readily  available,  notify the Fund and obtain  prices from authorized broker sources and/or use fair values as determined in good faith by the Fund's board of directors/trustees, which includes, but is not limited to,  using values  determined  by the Fund's  pricing  policies and procedures and values approved by the Fund's Valuation/Pricing Committee.
3.   Assist in resolving  pricing  discrepancies  and implement  mutually agreed upon price variance thresholds and notification processes.
4.   In accordance  with the Fund's NAV error  correction  policies  provided to
     Mellon,  notify  the  Fund  promptly  upon  discovery  of NAV  errors  of a
     Portfolio and initiate correction processes.

B.  Calculation and Payment of Expenses
1.   Based upon information  provided by one of the Fund's Authorized Persons to
     Mellon,    calculate    asset-based   fees   and   submit   to   the   Fund
     Treasurer/Principal  Financial  Officer  for  approval,  and  instruct  the custodian to wire fee payments to the service providers.
2.   Accrue  expense  waivers  based on  Instructions  and provide  reporting of accruals of expense waivers.
3.   Accrue and allocate fee payments to  directors/trustees  and other officers of the Fund paid directly by the Fund  according to  Instructions  and on a monthly basis forward cash to the Fund's  Authorized  Persons in the amount necessary  to  make  such  payments  to the  directors/trustees  and  other officers of the Fund.
4.   Prepare  expense  reports,   liabilities  analysis  and  budgets  for  each
     Portfolio   of  the   Fund   for   review   and   approval   by  the   Fund
     Treasurer/Principal   Financial  Officer,  including

                                       26

     maintaining  detailed records  pertaining to expense accruals and payments, adjusting reports to reflect accrual  adjustments,  and monitoring all Fund expenses.
5.   Forward any invoices payable by the Fund to the Fund's  Authorized  Persons for review and approval.  Effective as of October 1, 2008, pay any invoices approved by the Fund's Authorized Person for payment on behalf of the Fund.
     (Prior to October 1, 2008,  Delaware  Service  Company,  Inc. will pay such invoices.)  Allocate such invoices among the Portfolios in accordance  with pre-established instructions from the Fund's Authorized Persons. Record the payment of invoices on the Fund's books.
6.   Provide to the Fund a monthly summary of disbursements.

C.  Financial Reporting
1.   Prepare agreed upon  financial  reporting  information  for the Fund and/or
     each  Portfolio:   (i)  for  proxy/information   statements,   registration
     statements (including  prospectuses,  statements of additional information, and  business  combination/exchange  offers  under Form  N-14),  Section 19 notices,  periodic shareholder reports (both semi-annual and annual),  Form
     N-CSRs,  Form N-Qs, Form N-SARs and such other  communications  required or otherwise sent to investors and/or filed with regulatory agencies;  (ii) to the Investment Company Institute; (iii) to statistical reporting and rating agencies;  and (iv)  regarding a  closed-end  Fund's  issuance of preferred stock and commercial  paper.  Additionally,  review and provide comments to the  Fund or a Fund  Agent to  allow  for  completion  of such  reports  in accordance with defined timelines.
2.   Prepare other reports,  notices or financial  documents in accordance  with generally accepted accounting principles, as required by federal, state and other  applicable  laws and  regulations,  in each case as the  parties may agree upon from time to time.
3.   Assist in preparing financial  information  relating to a closed-end Fund's earnings press release, if any.
4.   Provide  financial  information  needed for the offer letter to assist with buyback and tender offers for a closed-end Fund, if any.
5.   Provide  1940 Act Rule  2a-7  amortized  cost  monitoring  (mark-to-market)
     reports for a money market  Portfolio with such frequency as is agreed upon by parties,  or as may be required by Rule 2a-7 and the Fund's policies and procedures.
6.   Prepare and provide such detailed financial reports as may be necessary for the  Fund's  board of  directors'/trustees'  reporting  process  and as the parties may agree upon from time to time.
7.   Provide  sub-certifications  in an  agreed-upon  form to the  Fund's  chief
     compliance  officer  and  certifying   principal  executive  and  financial
     officers with respect to the  generation of financial  statements and other financial reporting performed by Mellon.

D.  Portfolio Securities Transactions

Based on  information  that is  provided to Mellon by the Fund,  its  investment adviser,  and the Fund's Authorized  Persons,  Mellon will perform the following functions:

1.   Maintain  records of  investment,  capital  share,  and income and  expense activities  for each  Portfolio  by: (i)  recording  purchases and sales of investments;  (ii) recording corporate actions and capital changes relating
     to  investments;   (iii)  accruing  interest,  dividends  and  expenses  on
     investments;  and (iv)  maintaining  the  historical  tax  lots and  income history for investments.

                                       27

2.   In  instances  where  Mellon is the  custodian  of the  affected  portfolio securities,  notify, as directed, the applicable investment adviser (or, if applicable,  sub-adviser) with respect to mandatory and voluntary corporate actions.  The Fund's  elections  (on actions  where  elections  and options exist) on voluntary corporate actions must be communicated to Mellon by one of the  Fund's  Authorized  Persons  on the  deadline  date  stated  on the corporate  actions notice,  allowing a reasonable amount of time before the stated  deadline  for Mellon to input the  election on the fund  accounting
     system  and  notify  the  custodian  (as   applicable).   Mellon  will  use
     commercially  reasonable  efforts  to  respond  on  behalf of the Fund if a response is received by Mellon after the deadline date.

3.   In instances  where Mellon is not the  custodian of the affected  portfolio securities,  Mellon will notify,  as directed,  the  applicable  investment adviser (or, if  applicable,  sub-adviser)  with  respect to mandatory  and voluntary  corporate  actions upon Mellon's receipt of the corporate action information.  In addition,  where Mellon  receives  mandatory and voluntary corporate  action  information in its capacity as portfolio  accountant for other  clients  on the  same  accounting  platform,  Mellon  agrees  to use commercially  reasonable  efforts to  identify  actions  applicable  to the
     Fund's  portfolio  securities.  However,  Mellon  assumes no liability  for failing to identify  and provide  notice of such  actions with respect to a portfolio  security when Mellon does not separately receive notice from the custodian  for such  portfolio  of  securities.  The Fund's  elections  (on actions where elections and options exist) on voluntary  corporate  actions must be communicated to Mellon by one of the Fund's Authorized Persons on a
     date  established  by Mellon  sufficiently  in advance of the deadline date stated on the  custodian's  corporate  actions  notice to permit  Mellon to input the election on the fund  accounting  system and notify the custodian by its stated deadline.  Mellon will use commercially reasonable efforts to respond on behalf of the Fund if a response is  received by Mellon  after a deadline date.
4.   Book  corporate  action  activity upon timely  receipt of  information  and
     Instructions from one of the Fund's Authorized Persons.
5.   Receive,  update and process  daily  trade  files from the Fund  investment adviser's order management system.
6.   Based on Instructions from one of the Fund's Authorized Persons or the Fund
     Treasurer/Principal   Financial   Officer,   implement   tax   lot   relief
     methodology.

E.  Dividends & Distributions
Subject  to review and  approval  of the  Fund's  Treasurer/Principal  Financial
Officer, Mellon will perform the following functions:
1.   Provide the Fund's transfer agent,  dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of  dividends  and  distributions  and to  implement  the  Fund's  dividend reinvestment plan, if any.
2.   Calculate  income  projections and provide such projections to the Fund for completion  of the Section  19(a)  notices and respond to any  questions or issues raised by such projections.
3.   Periodically  calculate  and report each  Portfolio's  "investment  company taxable  income,"  "net  capital  gain"  distributions,  and  realized  and unrealized  capital gains,  and calculate  amount of  distribution to avoid application of excise tax, in accordance with IRS Subchapter M requirements and the Portfolio's  distribution  policies as disclosed in the

                                       28

     Portfolio's prospectus and established by resolution of the Fund's board of directors/trustees.

F.  Reconciliation and Cash Management
1.   Reconcile  trade  tickets and fund holdings  list with  investment  adviser records on a daily basis.
2.   Reconcile the cash and  portfolio  investments  of the  Portfolio  with the records of the Fund's custodian,  and provide corresponding  reconciliation reports to the Fund and Fund Agents.
3.   Calculate and provide cash projections daily for each Portfolio of the Fund based on estimates of portfolio security transactions  (including projected
     income  and  dividend  receipts),   shareholder   transactions,   and  Fund
     distributions/reinvestments.
4.   Calculate  and provide daily the cash  available for each  Portfolio of the
     Fund.
5.   In coordination with the Fund's investment  adviser,  allocate trades among the Portfolios with respect to master repurchase agreement  investments and other short-term investments.

G.  Shareholder Activity
1.   Record and reconcile daily shareholder activity,  including:  (i) recording subscriptions,  redemptions,  and dividend reinvestments;  (ii) reconciling settlements of shareholder  activity;  and (iii) recording Portfolio shares outstanding to the records  maintained by each  Portfolio's  transfer agent and  communicate  exceptions  to transfer  agent which is  responsible  for researching exceptions.
2.   Provide financial and pricing  information to support transfer of portfolio securities in connection with  shareholder  transfer-in-kind  (purchase and redemption) transactions.
3.   Support the  estimation/price  protection process and other  "post-nightly"
     and "as of" shareholder recording processes,  including but not limited to, defined contribution clearance and settlement and same day cash.

H.  Fund Performance Information
1.   Calculate each Portfolio's  performance,  including  calculations of yield, total return,  expense ratio,  portfolio turnover rate and  dollar-weighted average  maturity,  as  applicable,  in accordance  with  standardized  SEC reporting requirements, and provide to the Fund. Calculate and provide such additional  performance  information as may be reasonably  requested by the
     Fund or the Fund's Authorized Persons.

I.  Audit Support
1.   Provide timely  assistance  with audit requests from the Fund, its internal auditors, its Independent Accountants,  and regulatory agencies. Respond to inquiries from other Fund Agents regarding Mellon's processes and interface with such Fund Agents to support annual SAS 70 audits of such Fund Agents.
2.   Prepare work papers for the Fund's  annual audit by the Fund's  Independent
     Accountants,  and  coordinate  the annual  audit by the Fund's  Independent
     Accountants.
3.   Provide results of Mellon's semi-annual SAS 70 audits.

                                       29

J.  Tax Reporting
1.   Provide the financial  information  necessary for the Fund's preparation of its federal, state and city tax returns and ancillary schedules,  including year-end  excise tax  distributions,  and compliance  with Subchapter M and
     Section 4982 of the Internal  Revenue  Code of 1986 (the  "Code").  Provide
     completed  Internal  Revenue  Service  forms  for the  Funds,  such as Form
     1120-RIC, necessary to file tax returns in accordance with filing deadlines and maintain copies of all tax returns and related workpapers.
2.   Provide  financial  data  regarding  portfolio  investments  to the  Fund's transfer  agent  to  support  the  production  of Form  1099s  and  similar shareholder tax reporting.

K.  Compliance Monitoring
1.   Establish,  maintain, and provide summaries of, internal operating policies and procedures to support the performance of the Services by Mellon.
2.   Conduct   testing  of  each  Portfolio  for  compliance   with  the  Code's
     requirements to qualify as a regulated  investment  company,  including but not limited to: (i)  quarterly  diversification  requirements;  (ii) annual income  qualification  test;  and (iii)  annual  distribution  requirements
     (including  avoiding  application of excise taxes).  Provide the results to the Fund's chief compliance officer.

L.  Data Feeds
Subject to the existence of authorized licensing  arrangements and Instructions,
Mellon will perform the following functions:
1.   Disseminate  each  Portfolio's  NAV,  dividend and  portfolio  data to Fund
     Agents and Fund-authorized third parties (including,  if a closed-end fund, the  stock  exchange  on which the Fund is  listed)  and  maintain  quality controls necessary to ensure accuracy of the data.
2.   Provide holdings  information to the Fund's proxy voting agent on a monthly basis in support of Form N-PX preparation and filing requirements.
3.   Provide  month-end data feeds at the end of the 1st business day of the new month and subsequent month-end feeds as data changes in the month-end area.
4.   Provide daily data feeds  inclusive of that day's  trading  activity to the
     Fund.
5.   Provide the necessary data feeds to retirement systems (mainframe).
6.   Provide the capability to re-transmit data feeds for past periods.
7.   Provide to Bloomberg price/cash file daily.
8.   Provide the data  necessary for the Fund's  internet/intranet  applications and maintain the subject matter expertise and quality controls  required to ensure data accuracy.
9.   Provide  the  release  management  plan  (software   development  lifecycle
     process),  release cycle and prior  notification of any changes that affect the data feeds.

M.  Business Continuity
1.   Provide   summaries  of  Mellon's   disaster  recovery  plan  for  business
     continuity,  together with summaries of any disaster  recovery  testing and results,  with respect to those functions performed by Mellon,  except that
     Mellon  is  not  responsible  for  disaster  recovery  plans  for  business continuity  with respect to any underlying  system upon which Mellon relies and Mellon  neither  operates  nor  controls.  Conduct and  participate  in pre-defined disaster recovery testing as reasonably requested.

                                       30

N.  Performance of Services by Mellon
1.   Monitor Mellon's  performance and provide a monthly performance  monitoring report against mutually agreed upon metrics.
2.   Develop  and  implement  corrective  action  plans in the event of  service requirement defaults.

O.  Relationship Management
1.   Provide client service support to the Fund,  including access to day-to-day points of contact and to points of escalation as necessary.
2.   At a minimum,  conduct semi-annual meetings with Fund management to discuss trends, technology and strategic direction.
3.   Conduct an annual  meeting  with Fund  management  to discuss the  Services
     provided,   system   functionality   and   documentation  of  policies  and
     procedures.

P.  Books and Records
1.   Maintain the general ledger and other accounts, books and financial records of the Fund, as required  under Section 31(a) of the 1940 Act and the rules thereunder in connection with the Services.
2.   Comply  with  SEC and 1940  Act  rules  and  regulations  regarding  record retention and maintenance of records on- and off-site as required.
3.   Provide the Fund's  investment  adviser  with view and query  access to the accounting systems.
4.   Assist  with  the  set-up  of new Fund  accounts  and the  maintenance  and termination of existing Fund accounts.

Q.  Other
1.   Provide financial  administration  and fund accounting support for projects and processes as needed and/or required.  Examples include establishment of new  registrants,  series and/or classes;  Fund and/or  Portfolio  mergers, liquidations,  conversions and proxy statements; insurance policy renewals;
     and issues relating to the application of fees and expense waivers.  In the event that completion of a project or process necessitates Mellon to expend extraordinary  expenses,  both  parties  will  negotiate  in good  faith to compensate  Mellon for all or a portion of these expenses while taking into consideration other relevant factors such as cost sharing with other Mellon clients and future revenue projections from such projects or processes.
2.   Provide  operational and financial  reporting  support to the Fund and each
     Portfolio in connection with its credit facilities.
3.   As applicable,  support the Fund's  transfer agent with respect to dividend re-purchase processing and communication with omnibus dealers.

                                       31

                                     MELLON BANK, N.A.

                                     By:      /s/ Chris Healy
                                     Title:   First Vice President

                                     DELAWARE GROUP ADVISER FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP CASH RESERVE,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS I,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS II,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS III,
                                         on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS IV,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS V,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP FOUNDATION FUNDS,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP INCOME FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP STATE TAX-FREE INCOME TRUST,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     DELAWARE GROUP TAX-FREE FUND,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP TAX-FREE MONEY FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                       32

                                     DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     VOYAGEUR INSURED FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS MUNICIPAL TRUST,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR INTERMEDIATE TAX-FREE FUNDS,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS II,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP GOVERNMENT FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS,
                                     on behalf
                                     of its Portfolios identified on Schedule A

                                     DELAWARE POOLED TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS III,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR TAX FREE FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE VIP TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS ARIZONA MUNICIPAL
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS COLORADO INSURED
                                     MUNICIPAL FUND, INC.

                                       33

                                     DELAWARE INVESTMENTS FLORIDA INSURED
                                     MUNICIPAL INCOME FUND

                                     DELAWARE INVESTMENTS MINNESOTA MUNICIPAL
                                     INCOME FUND II,
                                     INC.

                                     DELAWARE INVESTMENTS DIVIDEND AND
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                     AND INCOME FUND, INC.

                                     DELAWARE INVESTMENTS ENHANCED GLOBAL
                                     DIVIDEND AND INCOME
                                     FUND, INC.

                                     By:      /s/ Richard Salus
                                     Title:   Chief Financial Officer

                                       34

Execution Copy                                                    Delaware Funds

                                SCHEDULE D TO THE
     FUND ACCOUNTING AND FINANCIAL ADMINISTRATION SERVICES AGREEMENT BETWEEN
                        MELLON BANK, N.A. AND THE FUNDS,
                              Dated October 1, 2007

LIST OF AUTHORIZED PRICING VENDORS:

----------------------------------------------------------------------------------------------
Name of Vendor                                              Types of Securities
----------------------------------------------------------------------------------------------
Interactive Data                             Equities (US and Foreign), Taxable Bonds, Non
                                             Taxable Bonds, CDS
----------------------------------------------------------------------------------------------
Standard & Poor's (including JJ Kenny)       Non Taxable Bonds, Taxable Bonds
----------------------------------------------------------------------------------------------
Bloomberg                                    Equities, Bonds, Futures, Options
----------------------------------------------------------------------------------------------
Reuters                                      Exchange Rates, Equities, Taxable Bonds
----------------------------------------------------------------------------------------------
Markit Data (via Interactive Data)           CDS and CDX Swap pricing (this is either
                                             direct or via IDC)
----------------------------------------------------------------------------------------------

FAIR VALUATION INFORMATION VENDOR(S):

----------------------------------------------------------------------------------------------
Name of Vendor                                             Types of Securities
----------------------------------------------------------------------------------------------
Interactive Data Fair Value Service          Foreign Equities
----------------------------------------------------------------------------------------------

LIST OF AUTHORIZED DATA INFORMATION VENDORS:

----------------------------------------------------------------------------------------------
Name of Vendor                                               Type of Service
----------------------------------------------------------------------------------------------
GICS                                         Security Classifications
----------------------------------------------------------------------------------------------
Xcitek                                       Corporate Actions Notifications
----------------------------------------------------------------------------------------------
S&P - CUSIP                                  CUSIP Database
----------------------------------------------------------------------------------------------
Securities Class Action Services LLC         Class Action Notification
----------------------------------------------------------------------------------------------
LSE - SEDOL License                          SEDOL Database
----------------------------------------------------------------------------------------------
Thomson Financial                            Municipal Floating Rates
----------------------------------------------------------------------------------------------

                                       35

                                     MELLON BANK, N.A.

                                     By:      /s/ Chris Healy
                                     Title:   First Vice President

                                     DELAWARE GROUP ADVISER FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP CASH RESERVE,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS I,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS II,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS III,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS IV,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP EQUITY FUNDS V,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP FOUNDATION FUNDS,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP INCOME FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP STATE TAX-FREE INCOME TRUST,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     DELAWARE GROUP TAX-FREE FUND,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP TAX-FREE MONEY FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                       36

                                     DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS,
                                     on behalf of
                                     its Portfolios identified on Schedule A

                                     VOYAGEUR INSURED FUNDS, on behalf
                                     of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS MUNICIPAL TRUST,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR INTERMEDIATE TAX-FREE FUNDS,
                                         on behalf of its
                                     Portfolios identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS II,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE GROUP GOVERNMENT FUND,
                                     on behalf of its
                                     Portfolios identified on Schedule A

                                     DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS,
                                     on behalf
                                     of its Portfolios identified on Schedule A

                                     DELAWARE POOLED TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR MUTUAL FUNDS III,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     VOYAGEUR TAX FREE FUNDS,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE VIP TRUST,
                                     on behalf of its Portfolios
                                     identified on Schedule A

                                     DELAWARE INVESTMENTS ARIZONA MUNICIPAL
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS COLORADO INSURED
                                     MUNICIPAL FUND, INC.

                                       37

                                     DELAWARE INVESTMENTS FLORIDA INSURED
                                     MUNICIPAL INCOME FUND

                                     DELAWARE INVESTMENTS MINNESOTA MUNICIPAL
                                     INCOME FUND II, INC.

                                     DELAWARE INVESTMENTS DIVIDEND AND
                                     INCOME FUND, INC.

                                     DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                     AND INCOME FUND, INC.

                                     DELAWARE INVESTMENTS ENHANCED GLOBAL
                                     DIVIDEND AND INCOME
                                     FUND, INC.

                                     By:      /s/ Richard Salus
                                     Title:   Chief Financial Officer

                                       38